Exhibit 99.1

NEWS RELEASE

Contact:	David Kimichik	Tripp Sullivan
	Chief Financial Officer	Corporate Communications, Inc.
	(972) 490-9600	(615) 254-3376
ASHFORD HOSPITALITY TRUST REPORTS SECOND QUARTER RESULTS
DALLAS — (August 3, 2005) — Ashford Hospitality Trust, Inc. (NYSE: AHT) today reported the following results and performance measures for the second quarter ended June 30, 2005. All performance measurements include the Company’s 77 core hotels, which excludes 2 hotel assets held for sale, and are compared with the second quarter ended June 30, 2004, unless otherwise indicated. The reconciliation of non-GAAP financial measures is included in the financial tables accompanying this press release.

FINANCIAL HIGHLIGHTS
•	Total revenue increased 214.7% from $25.8 million to $81.3 million

•	Net income available to common shareholders increased 162.0% from $1.7 million to $4.4 million

•	Net income available to common shareholders per basic share increased 57.1% to $0.11 for the quarter from $0.07 in 2004 on a 61.9% increase in diluted weighted average common shares outstanding

•	Adjusted funds from operations (AFFO) increased 218.8% to $13.6 million from $4.3 million for 2004

•	Adjusted FFO per diluted share increased 78.6% to $0.25 from $0.14 for 2004 on a 74.9% increase in diluted weighted average shares outstanding

•	Cash available for distribution (CAD) was $12.6 million, or $0.23 per diluted share

•	CAD per share increased by 64.3% for the quarter and 51.9% year to date over 2004

•	Declared sixth consecutive increase in quarterly common dividend to $0.17 per share

•	Dividend payout ratio improves to 73.9% of CAD
STRONG INTERNAL GROWTH
•	Proforma revenue per available room (RevPAR) increased 10.4% for consolidated hotels on an 8.4% increase in ADR to $104.68 and 137 basis point improvement in occupancy

•	Proforma RevPAR increased 12.6% for hotels not under renovation on an 8.3% increase in ADR to $107.83 and 300 basis point improvement in occupancy

•	Proforma same-property hotel operating profit increased 13.8% to $34.3 million from $30.2 million

•	Proforma same-property hotel operating profit margin improved 106 basis points

•	Proforma same-property hotel operating profit for hotels not under renovation improved 19.0% with a 191 basis point improvement in profit margin
CAPITAL RECYCLING AND ASSET ALLOCATION
•	Eight non-core hotels sold or under contract for proceeds of $37.5 million at 1.1% TTM economic cap rate
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14185 Dallas Parkway, Suite 1100, Dallas, TX 75254	Phone: (972) 490-9600

AHT Announces Second Quarter Results

August 3, 2005
•	16 hotels under renovation in first half of 2005 with capex budget of $25.4 million

•	16 additional hotels to commence renovation in second half of 2005 with capex budget of $22.3 million

•	Closed on 10 year fixed rate $370 million portfolio financing at a 5.3% interest rate
EXTERNAL GROWTH
•	Total enterprise value improved to $1.5 billion at June 30, 2005

•	Completed $465 million acquisition of 30-hotel portfolio totaling 4,328 rooms

•	Originated $20.5 million of mezzanine loans in the quarter plus a $5.6 million mezzanine loan in July 2005

•	Mezzanine and first mortgage loan portfolio totaled $101.9 million at June 30, 2005, with weighted average interest rate of 13.3%
PORTFOLIO REVPAR REFLECTS BENEFIT OF RENOVATIONS
As of June 30, 2005, the Company had a portfolio of direct hotel investments consisting of 79 properties, 77 of which are included in continuing operations. During the second quarter, 61 of the hotels included in continuing operations were not under renovation. The Company believes reporting its operating metrics for continuing operations on a proforma consolidated and proforma not-under-renovation basis is a measure that reflects a meaningful and more focused comparison of the operating improvement in its direct hotel portfolio. The Company’s reporting by region and brand includes the results of the 77 hotels in continuing operations. Details of each category are provided in the tables attached to this release.
•	RevPAR growth by region was led by: Pacific(8 hotels) with a 21.6% increase; West North Central(2) with 17.4%; East South Central(4) with 15.3%; South Atlantic(28) with 11.3%; Mountain(5) with 10.0%; East North Central(12) with 10.0%; New England(5) with 1.5%; West South Central(8) with 0.7%; and Middle Atlantic(5) with a 1.0% decrease

•	RevPAR growth by brand was led by: Hyatt(1 hotel) with a 31.6% increase; InterContinental(2) with 23.3%; Hilton(21) with 11.2%; Marriott(42) with 8.5%; Radisson(7) with 7.0%; Starwood(2) with 0.7%; and independents(2) with 0%

•	Proforma hotel operating profit growth by region was led by: Pacific(8 hotels) with a 37.3% increase; West North Central(2) with 33.8%; East North Central(12) with 27.2%; East South Central(4) with 23.1%; Mountain(5) with 17.4%; South Atlantic(28) with 10.7%; New England(5) with 1.3%; West South Central(8) with a 1.9% decrease; and Middle Atlantic(5) with a 31.3% decrease
Monty J. Bennett, President and CEO, commented, “The second quarter results are a clear demonstration of the benefits we are gaining from an asset allocation strategy that places an emphasis on strong internal growth as well as external growth. For the past two years, we have been one of the most active in the industry on the investment front. With over $30 million invested to date in renovating and repositioning of our acquisitions and another $22 million to commence in the second half of this year, we have emphasized reinvesting in our hotels. Through this strategy, we expect to continue to enhance returns to our portfolio as these hotels leverage their improved competitive positioning. We have been very selective in the brands we have acquired as well as the managers we have hired to drive margin improvement through cost controls and RevPAR penetration, and this combination has once again yielded strong growth in hotel gross operating profit and margins. During the quarter, we successfully recycled capital through the sale or commitment to sell eight non-core hotels and found attractive sources of financing. Moving forward, we expect this proven ability and willingness to recycle capital on attractive terms to place Ashford at the forefront of the lodging industry.”

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AHT Announces Second Quarter Results

August 3, 2005
FINANCING STRATEGY SUPPORTS CONTINUED GROWTH IN PORTFOLIO
As of June 30, 2005, the Company had, net of a mark-to-market premium, approximately $797.4 million of mortgage debt outstanding at a weighted average interest rate of 5.57% and a weighted average maturity of 6.9 years. Of this amount, $611.9 million was comprised of fixed-rate debt and $185.5 million was comprised of floating-rate debt. Of the Company’s total mortgage debt, 93% is hedged, capped or fixed against interest rate increases and only 0.8%, or $6.3 million, of the Company’s debt matures before 2008.
At June 30, 2005, the Company’s net debt, defined as total debt less cash, to total enterprise value, defined as net debt plus the market value of all common shares, preferred shares and operating partnership units outstanding was 50.8% based upon the Company’s closing stock price of $10.80.
On April 5, 2005, in a follow-on public offering, the Company issued 5,000,000 shares of its common stock at $10.25 per share, which generated gross proceeds of approximately $51.3 million. However, the aggregate proceeds to the Company, net of underwriters’ discount and offering costs, was approximately $49.3 million. On May 4, 2005, the Company issued an additional 182,100 shares of its common stock pursuant to an over-allotment option granted to the underwriters, which generated additional proceeds of approximately $1.8 million.
On December 27, 2004, the Company executed a Series B Cumulative Convertible Redeemable Preferred Stock Purchase Agreement (“purchase agreement”) for the sale of $75.0 million of Series B cumulative convertible redeemable preferred stock of the Company to a financial institution. Under the purchase agreement, 993,049 shares of Series B preferred stock were issued December 30, 2004 for approximately $10.0 million and 6,454,816 shares of Series B preferred stock were issued June 15, 2005 for approximately $65.0 million. Pursuant to this purchase agreement and subsequent amendment, the financial institution had certain participation rights with respect to certain sales of equity securities by the Company. Based on these participation rights and the Company’s follow-on common stock offering completed on January 20, 2005, the financial institution had the option to purchase up to 2,070,000 shares of the Company’s common stock for $9.139 per share. Pursuant to this option on July 1, 2005, the Company issued 2,070,000 shares of its common stock to the financial institution, which generated proceeds of approximately $18.9 million.
SECOND QUARTER INVESTMENT ACTIVITY
On April 18, 2005, the Company originated a mezzanine loan receivable of approximately $8.0 million with an interest rate of 14% increasing 1% annually until reaching an 18% maximum, maturing April 2010, with interest-only payments through maturity, and prepayment prohibited through December 2007.
On May 27, 2005, the Company originated a mezzanine loan receivable of approximately $8.5 million with an interest rate of LIBOR plus 9.75%, maturing May 2007 with three one-year extension options, and with interest-only payments through maturity.
On June 21, 2005, the Company originated a mezzanine loan receivable of approximately $4.0 million with an interest rate of 14%, maturing June 2010, and with interest-only payments through maturity.
On June 17, 2005, the Company acquired a 30-property hotel portfolio from CNL Hotels and Resorts, Inc. for approximately $465.0 million in cash. Annualized revenues of these 30 hotels are approximately $120.5 million. To fund this acquisition, the Company used proceeds from several sources, including: a $370.0 million mortgage loan executed on June 17, 2005, approximately $65.0 million from the issuance of 6,454,816 shares of Series B convertible redeemable preferred stock to a financial institution on June 15, 2005, and cash remaining from its follow-on public offering on April 5, 2005.

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AHT Announces Second Quarter Results

August 3, 2005
SUBSEQUENT INVESTMENT ACTIVITY
On July 12, 2005, the Company originated a mezzanine loan receivable of approximately $5.6 million with an interest rate of LIBOR plus 9.5%, maturing July 2008 with a one-year extension option based on the financial performance of the underlying hotel, with interest-only payments through February 2007 plus principal payments thereafter based on a twenty-five year amortization schedule. Prepayment is prohibited through July 2006.
INVESTMENT OUTLOOK
Mr. Bennett concluded, “The statistics issued by hotel industry experts in 2005 have one thing in common - the expectation that for at least 2005 and most of 2006, hotels should continue to gain pricing power, and RevPAR should continue to improve year-over-year. In this environment, we believe we have a number of opportunities to leverage our experience in sourcing attractive investments through pre-emptive and off-market hotel acquisition and lending transactions. We continue to improve our operating margins with aggressive asset management. With this range of growth opportunities available to us, we are entering a new growth phase that is focused on improvement in returns on capital, improvement in CAD as well as the ability to conservatively cover our dividend, reducing our cost of capital through effective management of our capital structure and differentiating ourselves from our peers.”
INVESTOR CONFERENCE CALL AND SIMULCAST
Ashford Hospitality Trust, Inc. will conduct a conference call at 1:00 p.m. eastern time on August 4, 2005, to discuss the second quarter results. The number to call for this interactive teleconference is 719-457-2641. A seven-day replay of the conference call will be available by dialing 719-457-0820 and entering the confirmation number, 7046288.
The Company will also provide an online simulcast and rebroadcast of its second quarter 2005 earnings release conference call. The live broadcast of Ashford’s quarterly conference call will be available online at the Company’s website at www.ahtreit.com as well as http://phx.corporate-ir.net/phoenix.zhtml?p=irol-eventDetails&c=147105&eventID=1101087 on August 4, 2005, beginning at 1:00 p.m. eastern time. The online replay will follow shortly after the call and continue for approximately one year.
FFO, AFFO, EBITDA and CAD are non-GAAP financial measures within the meaning of the Securities and Exchange Commission rules. FFO is computed in accordance with our interpretation of standards established by NAREIT, which may not be comparable to FFO reported by other REITs that do not define the term in accordance with the current NAREIT definition or that interpret the NAREIT definition differently than us. Neither FFO, AFFO, EBITDA nor CAD represents cash generated from operating activities as determined by GAAP and should not be considered as an alternative to a) GAAP net income (loss) as an indication of our financial performance or b) GAAP cash flows from operating activities as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to make cash distributions. However, management believes FFO, AFFO, EBITDA and CAD to be meaningful measures of a REIT’s performance and should be considered along with, but not as an alternative to, net income and cash flow as a measure of our operating performance. EBITDA yield is defined as trailing 12-month EBITDA divided by the purchase price.
* * * * *
Ashford Hospitality Trust is a self-administered real estate investment trust focused on investing in the hospitality industry across all segments and at all levels of the capital structure, including direct hotel investments, first mortgages, mezzanine loans and sale-leaseback transactions. Additional information can be found on the Company’s web site at www.ahtreit.com.
Certain statements and assumptions in this press release contain or are based upon “forward-looking”

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AHT Announces Second Quarter Results

August 3, 2005
information and are being made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties. When we use the words “will likely result,” “may,” “anticipate,” “estimate,” “should,” “expect,” “believe,” “intend,” or similar expressions, we intend to identify forward-looking statements. Such forward-looking statements include, but are not limited to, our business and investment strategy, timing for closings, our understanding of our competition, current market trends and opportunities, and projected capital expenditures. Such statements are subject to numerous assumptions and uncertainties, many of which are outside Ashford’s control.
These forward-looking statements are subject to known and unknown risks and uncertainties, which could cause actual results to differ materially from those anticipated, including, without limitation: general volatility of the capital markets and the market price of our common stock; changes in our business or investment strategy; availability, terms and deployment of capital; availability of qualified personnel; changes in our industry and the market in which we operate, interest rates or the general economy; and the degree and nature of our competition. These and other risk factors are more fully discussed in the section entitled “Risk Factors” in Ashford’s Registration Statement on Form S-3, (File Number 333-114283), and from time to time, in Ashford’s other filings with the Securities and Exchange Commission.
The forward-looking statements included in this press release are only made as of the date of this press release. Investors should not place undue reliance on these forward-looking statements. We are not obligated to publicly update or revise any forward-looking statements, whether as a result of new information, future events or circumstances, changes in expectations or otherwise.

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ASHFORD HOSPITALITY TRUST, INC.
CONSOLIDATED BALANCE SHEETS
(In Thousands, Except Share and Per Share Amounts)
(Unaudited)

	June 30,	December 31,
	2005	2004
ASSETS
Investment in hotel properties, net	$1,136,133	$427,005
Cash and cash equivalents	43,349	47,109
Restricted cash	26,419	14,059
Accounts receivable, net of allowance of $264 and $61, respectively	20,153	5,463
Inventories	1,348	612
Assets held for sale	10,806	2,882
Notes receivable	101,915	79,661
Deferred costs, net	13,033	9,390
Prepaid expenses	3,802	2,639
Other assets	7,976	6,677
Due from affiliates	15,625	448

Total assets	$1,380,559	$595,945

LIABILITIES AND OWNERS’ EQUITY
Indebtedness	$801,472	$300,754
Capital leases payable	631	313
Accounts payable	14,048	8,980
Accrued expenses	21,610	9,340
Other liabilities	22	90
Dividends payable	10,572	6,141
Deferred income	607	401
Due to affiliates	6,641	1,907

Total liabilities	855,603	327,926

Commitments and contingencies	—	—
Minority interest	91,950	39,347
Preferred stock, $0.01 par value:
Series B Cumulative Convertible Redeemable Preferred Stock, 7,447,865 and 993,049 issued and outstanding at June 30, 2005 and December 31, 2004, respectively	75,000	10,000

Preferred stock, $0.01 par value, 50,000,000 shares authorized:
Series A Cumulative Preferred Stock, 2,300,000 issued and outstanding at June 30, 2005 and December 31, 2004	23	23
Common stock, $0.01 par value, 200,000,000 shares authorized, 41,724,947 and 25,810,447 shares issued and outstanding at June 30, 2005 and December 31, 2004, respectively	418	258
Additional paid-in capital	384,608	234,973
Unearned compensation	(6,214)	(3,959)
Accumulated other comprehensive income	786	554
Accumulated deficit	(21,615)	(13,177)

Total owners’ equity	358,006	218,672

Total liabilities and owners’ equity	$1,380,559	$595,945

ASHFORD HOSPITALITY TRUST, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In Thousands, Except Share and Per Share Amounts)
(Unaudited)

	Three Months	Three Months	Six Months	Six Months
	Ended	Ended	Ended	Ended
	June 30, 2005	June 30, 2004	June 30, 2005	June 30, 2004
REVENUE
Rooms	$59,564	$19,622	$96,176	$35,083
Food and beverage	14,653	3,090	22,226	5,201
Other	3,671	755	5,560	1,331

Total hotel revenue	77,888	23,467	123,962	41,615

Interest income from notes receivable	3,114	2,027	5,662	2,871
Asset management fees from related parties	310	340	648	659

Total Revenue	81,312	25,834	130,272	45,145

EXPENSES
Hotel operating expenses
Rooms	13,023	4,338	21,162	7,884
Food and beverage	10,613	2,200	16,280	3,738
Other direct	1,370	421	2,219	777
Indirect	24,162	7,365	38,213	13,752
Management fees, including related parties	2,416	702	3,873	1,283

Total hotel expenses	51,584	15,026	81,747	27,434

Property taxes, insurance, and other	3,878	1,424	6,451	2,610
Depreciation and amortization	5,849	2,197	10,140	3,959
Corporate general and administrative:
Stock-based compensation	912	592	1,531	1,187
Other corporate and administrative	2,312	2,508	4,992	4,421

Total Operating Expenses	64,535	21,747	104,861	39,611

OPERATING INCOME	16,777	4,087	25,411	5,534

Interest income	180	39	457	131
Interest expense	(6,750)	(1,638)	(10,774)	(2,410)
Amortization of loan costs	(1,040)	(259)	(1,987)	(349)
Write-off of loan costs	—	—	(151)	—
Loss on debt extinguishment	—	—	(2,257)	—

INCOME BEFORE INCOME TAXES AND MINORITY INTEREST	9,167	2,229	10,699	2,906

Benefit from (provision for) income taxes	(219)	(157)	22	(157)
Minority interest	(1,890)	(378)	(2,194)	(500)

INCOME FROM CONTINUING OPERATIONS	7,058	1,694	8,527	2,249

Discontinued Operations:
Income (loss) from discontinued operations	6	—	(12)	—
Income taxes	—	—	—	—

Income (loss) from discontinued operations, net	6	—	(12)	—

NET INCOME	7,064	1,694	8,515	2,249
Preferred dividends	2,626	—	4,014	—

NET INCOME AVAILABLE TO COMMON SHAREHOLDERS	$4,438	$1,694	$4,501	$2,249

Basic and Diluted:
Income From Continuing Operations Per Share Available To Common Shareholders	$0.11	$0.07	$0.12	$0.09

Income (Loss) From Discontinued Operations Per Share	$—	$—	$—	$—

Net Income Per Share Available To Common Shareholders	$0.11	$0.07	$0.12	$0.09

Weighted Average Common Shares Outstanding	40,555,747	25,045,345	37,022,341	25,034,796

ASHFORD HOSPITALITY TRUST, INC.
EBITDA
(In Thousands)
(Unaudited)

	Three Months	Three Months	Six Months	Six Months
	Ended	Ended	Ended	Ended
	June 30, 2005	June 30, 2004	June 30, 2005	June 30, 2004
Net income	$7,064	$1,694	$8,515	$2,249

Add back:
Interest income	180	39	457	131
Interest expense and amortization of loan costs	(7,790)	(1,897)	(12,761)	(2,759)
Minority interest	(1,892)	(378)	(2,191)	(500)
Depreciation and amortization from continuing operations	(5,849)	(2,197)	(10,140)	(3,959)
Depreciation and amortization from discontinued operations	—	—	(5)	—
Benefit from (provision for) income taxes	(219)	(157)	22	(157)

	(15,570)	(4,590)	(24,618)	(7,244)

EBITDA	$22,634	$6,284	$33,133	$9,493

For the six months ended June 30, 2005, EBITDA has not been adjusted to add back the loss on debt extinguishment of approximately $2.3 million.

ASHFORD HOSPITALITY TRUST, INC.
FFO and Adjusted FFO
(In Thousands, Except Share And Per Share Amounts)
(Unaudited)

	Three Months	Three Months	Six Months	Six Months
	Ended	Ended	Ended	Ended
	June 30, 2005	June 30, 2004	June 30, 2005	June 30, 2004
Net income available to common shareholders	$4,438	$1,694	$4,501	$2,249

Plus real estate depreciation and amortization	5,830	2,181	10,103	3,940
Remove minority interest	1,892	378	2,191	500

FFO available to common shareholders	$12,160	$4,253	$16,795	$6,689
Add back dividend on redeemable preferred stock	1,397	—	1,556	—
Add back loss on debt extinguishment	—	—	2,257	—

Adjusted FFO	$13,557	$4,253	$20,608	$6,689

Adjusted FFO per diluted share available to common shareholders	$0.25	$0.14	$0.43	$0.22

Diluted weighted average shares outstanding	54,148,626	30,964,556	48,140,991	30,919,957

For the three months ended June 30, 2005, Adjusted FFO has been adjusted to add back dividends on redeemable preferred stock of approximately $1.4 million.
For the six months ended June 30, 2005, Adjusted FFO has been adjusted to add back dividends on redeemable preferred stock of approximately $1.6 million and the loss on debt extinguishment of approximately $2.3 million.

ASHFORD HOSPITALITY TRUST, INC.
CASH AVAILABLE FOR DISTRIBUTION
(In Thousands, Except Per Share Amounts)
(Unaudited)

	Three Months		Three Months
	Ended		Ended
	June 30, 2005	(per diluted share)	June 30, 2004	(per diluted share)
Net income available to common shareholders	$4,438		$1,694
Add back dividend on redeemable preferred stock	1,397		—

Total	$5,835		$1,694

Plus real estate depreciation and amortization	5,830	$0.11	2,181	$0.07
Remove minority interest	1,892	0.03	378	0.01
Plus stock-based compensation	912	0.02	592	0.02
Plus amortization of loan costs	1,040	0.02	259	0.01
Plus write-off of loan costs	—	0.00	—	0.00
Plus loss on debt extinguishment	—	0.00	—	0.00
Less debt premium amortization to reduce interest expense	(195)	(0.00)	—	0.00
Less capital improvements reserve	(2,693)	(0.05)	(831)	(0.03)

CAD	$12,621	$0.23	$4,273	$0.14

	Six Montlhs		Six Months
	Ended		Ended
	June 30, 2005	(per diluted share)	June 30, 2004	(per diluted share)
Net income available to common shareholders	$4,501		$2,249
Add back dividend on redeemable preferred stock	1,556		—

Total	$6,057		$2,249

Plus real estate depreciation and amortization	10,103	0.21	3,940	0.13
Remove minority interest	2,191	0.05	2,191	0.07
Plus stock-based compensation	1,531	0.03	1,187	0.04
Plus amortization of loan costs	1,987	0.04	349	0.01
Plus write-off of loan costs	151	0.00	—	0.00
Plus loss on debt extinguishment	2,257	0.05	—	0.00
Less debt premium amortization to reduce interest expense	(270)	(0.01)	—	0.00
Less capital improvements reserve	(4,399)	(0.09)	(1,516)	(0.05)

CAD	$19,608	$0.41	$8,400	$0.27

ASHFORD HOSPITALITY TRUST, INC.
KEY PERFORMANCE INDICATORS — PRO FORMA
(Unaudited)
ALL HOTELS INCLUDED IN CONTINUING OPERATIONS:

	Three Months Ended			Six Months Ended
	June 30,			June 30,
	2005	2004	% Variance	2005	2004	% Variance
Consolidated (Pro Forma):
Room revenues	$88,903,449	$80,521,643	10.41%	$171,372,468	$154,703,981	10.77%
RevPar	$79.16	$71.71	10.39%	$76.58	$69.15	10.75%
Occupancy	75.62%	74.25%	1.85%	73.00%	71.40%	2.24%
ADR	$104.68	$96.58	8.39%	$104.91	$96.85	8.32%
NOTE: The above pro forma table includes the 77 hotel properties included in income from continuing operations for the three and six months ended June 30, 2005 as if all such hotels were owned as of the beginning of the periods presented.
ALL HOTELS INCLUDED IN CONTINUING OPERATIONS AND NOT UNDER RENOVATION:

	Three Months Ended			Six Months Ended
	June 30,			June 30,
	2005	2004	% Variance	2005	2004	% Variance
Hotels Not Under Renovation (Pro Forma):
Room revenues	$75,664,913	$67,198,455	12.60%	$146,456,008	$129,071,438	13.47%
RevPar	$84.37	$74.94	12.58%	$81.94	$72.32	13.30%
Occupancy	78.24%	75.24%	3.99%	75.67%	72.30%	4.66%
ADR	$107.83	$99.60	8.26%	$108.29	$100.03	8.26%
NOTE: The above pro forma table includes the 61 hotel properties included in income from continuing operations that were not under renovation during the three and six months ended June 30, 2005 as if all such hotels were owned as of the beginning of the periods presented.
Excluded Hotels Under Renovation:
Sheraton Bucks County, Hampton Inn Terre Haute, Hampton Inn Horse Cave, Hampton Inn Evansville, Residence Inn Evansville, Fairfield Inn Evansville West, Fairfield Inn Princeton, Courtyard Columbus Tipton Lakes, Courtyard Bloomington, Hampton Inn Mall of Georgia, Hilton St. Petersburg Bayfront, Radisson Milford, Radisson Plaza Downtown Fort Worth, Residence Inn Ft. Worth, Residence Inn Salt Lake City, Residence Inn Tyler

ASHFORD HOSPITALITY TRUST, INC.
Proforma Hotel RevPAR by Region

			Three Months Ended		Six Months Ended		Percent
			June 30,		June 30,		Change in RevPAR
Region	Number of Hotels	Number of Rooms	2005	2004	2005	2004	Quarter	YTD
Pacific (1)	8	1,804	$88.59	$72.87	$85.85	$73.93	21.6%	16.1%
Mountain (2)	5	869	$88.91	$80.83	$91.73	$83.64	10.0%	9.7%
West North Central (3)	2	390	$73.03	$62.20	$68.32	$58.29	17.4%	17.2%
West South Central (4)	8	1,553	$69.82	$69.32	$68.86	$68.88	0.7%	0.0%
East North Central (5)	12	1,796	$66.02	$60.01	$57.41	$53.75	10.0%	6.8%
East South Central (6)	4	573	$64.11	$55.62	$58.62	$50.80	15.3%	15.4%
Middle Atlantic (7)	5	824	$73.20	$73.92	$64.84	$64.39	-1.0%	0.7%
South Atlantic (8)	28	4,284	$89.57	$80.46	$90.19	$78.33	11.3%	15.1%
New England (9)	5	586	$54.21	$53.38	$47.71	$48.02	1.5%	-0.6%

Total Portfolio	77	12,679	$79.16	$71.71	$76.58	$69.15	10.4%	10.7%

(1)	Includes California

(2)	Includes Nevada, Arizona, New Mexico, and Utah

(3)	Includes Minnesota and Kansas

(4)	Includes Texas

(5)	Includes Ohio, Indiana, and Michigan

(6)	Includes Kentucky and Alabama

(7)	Includes New York, Pennsylvania, and New Jersey

(8)	Includes Virginia, Florida, Georgia, Maryland, Delaware, and North Carolina

(9)	Includes Maine, Rhode Island, and Massachusetts

NOTE: The above pro forma table includes the 77 hotel properties included in income from continuing operations for the three and six months ended June 30, 2005 as if all such hotels were owned as of the beginning of the periods presented.

ASHFORD HOSPITALITY TRUST, INC.
Proforma Hotel RevPAR by Brand

			Three Months Ended		Six Months Ended		Percent
			June 30,		June 30,		Change in RevPAR
Brand	Number of Hotels	Number of Rooms	2005	2004	2005	2004	Quarter	YTD
Hilton	21	3,344	$82.84	$74.50	$82.22	$75.43	11.2%	9.0%
Hyatt	1	654	$88.89	$67.53	$83.69	$68.19	31.6%	22.7%
InterContinental	2	420	$122.64	$99.43	$126.29	$104.20	23.3%	21.2%
Independent	2	317	$94.34	$94.32	$88.18	$83.41	0.0%	5.7%
Marriott	42	5,664	$79.26	$73.05	$77.51	$69.94	8.5%	10.8%
Radisson	7	1,871	$58.74	$54.89	$52.16	$47.48	7.0%	9.8%
Starwood	2	409	$69.51	$69.03	$58.81	$61.39	0.7%	-4.2%

Total Portfolio	77	12,679	$79.16	$71.71	$76.58	$69.15	10.4%	10.7%

NOTE: The above pro forma table includes the 77 hotel properties included in income from continuing operations for the three and six months ended June 30, 2005 as if all such hotels were owned as of the beginning of the periods presented.

ASHFORD HOSPITALITY TRUST, INC.
PRO FORMA HOTEL OPERATING PROFIT
(In Thousands)
(Unaudited)
ALL HOTELS INCLUDED IN CONTINUING OPERATIONS:

	Three Months Ended			Six Months Ended
	June 30, 2005	June 30, 2004	% Variance	June 30, 2005	June 30, 2004	% Variance
REVENUE
Rooms	$88,903	$80,522	10.41%	$171,372	$154,704	10.77%
Food and beverage	15,598	14,067	10.88%	29,859	26,371	13.23%
Other	3,495	3,589	-2.62%	6,756	6,964	-2.99%

Total hotel revenue	107,996	98,178	10.00%	207,987	188,039	10.61%

EXPENSES
Hotel operating expenses
Rooms	19,821	17,520	13.13%	37,966	33,664	12.78%
Food and beverage	11,277	9,960	13.22%	21,845	19,243	13.52%
Other direct	1,568	1,697	-7.60%	3,052	3,360	-9.17%
Indirect	30,579	29,750	2.79%	60,356	58,442	3.28%
Management fees	4,682	3,553	31.78%	8,488	6,597	28.66%

Total hotel operating expenses	67,927	62,480	8.72%	131,707	121,306	8.57%

Property taxes, insurance, and other	5,724	5,520	3.70%	11,340	11,000	3.09%

HOTEL OPERATING PROFIT (HOTEL EBITDA)	$34,345	$30,178	13.81%	$64,940	$55,733	16.52%

NOTE: The above pro forma table assumes the 77 hotel properties included in income from continuing operations for the three and six months ended June 30, 2005 were owned as of the beginning of the periods presented. For both comparative periods presented, the above table excludes the 8 hotel properties included in discontinued operations during the portion of 2005 that such hotels were owned.
ALL HOTELS NOT UNDER RENOVATION INCLUDED IN CONTINUING OPERATIONS:

	Three Months Ended			Six Months Ended
	June 30, 2005	June 30, 2004	% Variance	June 30, 2005	June 30, 2004	% Variance
REVENUE
Rooms	$75,665	$67,198	12.60%	$146,456	$129,071	13.47%
Food and beverage	12,581	11,123	13.11%	24,187	20,837	16.08%
Other	2,963	3,015	-1.72%	5,715	5,733	-0.31%

Total hotel revenue	91,209	81,336	12.14%	176,358	155,641	13.31%

EXPENSES
Hotel operating expenses
Rooms	16,738	14,890	12.41%	32,280	28,675	12.57%
Food and beverage	8,985	7,914	13.53%	17,522	15,275	14.71%
Other direct	1,215	1,327	-8.44%	2,405	2,626	-8.42%
Indirect	24,883	24,150	3.04%	49,455	47,448	4.23%
Management fees	4,104	2,894	41.81%	7,406	5,359	38.20%

Total hotel operating expenses	55,925	51,175	9.28%	109,068	99,383	9.75%

Property taxes, insurance, and other	4,733	4,474	5.79%	9,321	8,956	4.08%

HOTEL OPERATING PROFIT (HOTEL EBITDA)	$30,551	$25,687	18.94%	$57,969	$47,302	22.55%

NOTE: The above pro forma table assumes the 61 hotel properties not under renovation and included in income from continuing operations for the three and six months ended June 30, 2005 were owned as of the beginning of the periods presented. For both comparative periods presented, the above table excludes the 8 hotel properties included in discontinued operations during the portion of 2005 that such hotels were owned.

ASHFORD HOSPITALITY TRUST, INC.
Proforma Hotel Operating Profit by Region
(In Thousands)

			Three Months Ended				Six Months Ended				Percent Change in
			June 30,				June 30,				Hotel Operating Profit
Region	Number of Hotels	Number of Rooms	2005	% Total	2004	% Total	2005	% Total	2004	% Total	Quarter	YTD
Pacific (1)	8	1,804	$6,382	18.6%	$4,647	15.4%	$12,375	19.1%	$8,989	16.1%	37.3%	37.7%
Mountain (2)	5	869	$2,462	7.2%	$2,097	6.9%	$5,338	8.2%	$4,599	8.3%	17.4%	16.1%
West North Central (3)	2	390	$1,132	3.3%	$846	2.8%	$1,923	3.0%	$1,412	2.5%	33.8%	36.2%
West South Central (4)	8	1,553	$2,897	8.4%	$2,954	9.8%	$5,648	8.7%	$5,826	10.5%	-1.9%	-3.1%
East North Central (5)	12	1,796	$4,112	12.0%	$3,232	10.7%	$5,942	9.1%	$5,165	9.3%	27.2%	15.0%
East South Central (6)	4	573	$1,256	3.7%	$1,020	3.4%	$1,951	3.0%	$1,611	2.9%	23.1%	21.1%
Middle Atlantic (7)	5	824	$1,376	4.0%	$2,002	6.6%	$1,933	3.0%	$2,640	4.7%	-31.3%	-26.8%
South Atlantic (8)	28	4,284	$13,851	40.3%	$12,514	41.5%	$28,883	44.5%	$24,389	43.8%	10.7%	18.4%
New England (9)	5	586	$877	2.6%	$866	2.9%	$947	1.5%	$1,102	2.0%	1.3%	-14.1%

Total Portfolio	77	12,679	$34,345	100.0%	$30,178	100.0%	$64,940	100.0%	$55,733	100.0%	13.8%	16.5%

(1)	Includes California

(2)	Includes Nevada, Arizona, New Mexico, and Utah

(3)	Includes Minnesota and Kansas

(4)	Includes Texas

(5)	Includes Ohio, Indiana, and Michigan

(6)	Includes Kentucky and Alabama

(7)	Includes New York, Pennsylvania, and New Jersey

(8)	Includes Virginia, Florida, Georgia, Maryland, Delaware, and North Carolina

(9)	Includes Maine, Rhode Island, and Massachusetts

NOTE: The above pro forma table includes the 77 hotel properties included in income from continuing operations for the three and six months ended June 30, 2005 as if all such hotels were owned as of the beginning of the periods presented.

Ashford Hospitality Trust, Inc.
Debt Summary
As of June 30, 2005
(in thousands)

	Fixed-Rate	Floating-Rate	Total
	Debt	Debt	Debt
$370.0 million mortgage note payable secured by 30 hotel properties, matures July 1, 2015, at an interest rate of 5.32%	$370,000	$—	$370,000
$210.0 million term loan secured by 25 hotel properties, matures October 10, 2006, at varying interest rates averaging LIBOR plus 1.95%, with $105.0 million principal locked at 4.18%	105,000	105,000	210,000
$60.0 million secured credit facility secured by two hotel properties, matures August 17, 2007, at an interest rate of LIBOR plus a range of 2.0% to 2.3% depending on the loan-to-value ratio	—	40,000	40,000
$45.6 million secured credit facility secured by four mezzanine notes receivable, matures July 13, 2007, at an interest rate of LIBOR plus 6.25% with a 2% LIBOR floor	—	28,882	28,882
Mortgage note payable secured by one hotel property, matures January 1, 2006, at an interest rate of 7.08%	6,241	—	6,241
Mortgage note payable secured by one hotel property, matures April 1, 2011, at an interest rate of the average weekly yield for 30-day commercial paper plus 3.4%	—	11,598	11,598
Mortgage note payable secured by four hotel properties, matures October 11, 2022, at an interest rate of 8.76%	16,883	—	16,883
Mortgage note payable secured by seven hotel properties, matures September 11, 2008, at an interest rate of 6.45%	82,607	—	82,607
Mortgage note payable secured by four hotel properties, matures December 7, 2010, at an interest rate of 6.73%	31,221	—	31,221

Total Debt Excluding Premium	$611,952	$185,480	$797,432

Mark to Market Premium			4,040

Total Debt Reported at June 30, 2005			$801,472

Percentage of Total	76.74%	23.26%	100.00%

Weighted Average Interest Rate at June 30, 2005			5.57%

Ashford Hospitality Trust, Inc. Capital Expenditures Calendar

	2004				2005
	1st Quarter	2nd Quarter	3rd Quarter	4th Quarter	1st Quarter	2nd Quarter	3rd Quarter	4th Quarter
Hyatt Regency Orange County				x
Radisson Cincinnati Riverfront
Radisson Hotel MacArthur Airport
Embassy Suites Dallas Galleria
Embassy Suites Dulles Int’l
Embassy Suites Austin Arboretum
Embassy Suites Las Vegas Airport
Doubletree Suites Columbus	x	x	x
Doubletree Suites Dayton	x	x	x
Embassy Suites Phoenix Airport		x	x	x
Embassy Suites Flagstaff
Embassy Suites East Syracuse	x	x	x
Residence Inn Lake Buena Vista
Sea Turtle Inn Jacksonville								x
Sheraton Bucks County			x	x	x	x
Hampton Inn Terre Haute					x	x	x
Hampton Inn Horse Cave					x	x	x
Hampton Inn Evansville					x	x	x
Residence Inn Evansville					x	x	x
Fairfield Inn Evansville West					x	x	x
Fairfield Inn Princeton					x	x	x
Courtyard Columbus Tipton Lakes					x	x	x
Courtyard Bloomington					x	x	x	x
Courtyard Louisville Airport
Hampton Inn Mall of Georgia					x	x
SpringHill Suites Mall of Georgia
SpringHill Suites Kennesaw
Fairfield Inn and Suites Kennesaw
Homewood Suites Mobile
Hilton Garden Inn Jacksonville
SpringHill Suites Jacksonville
Hampton Inn Lawrenceville
SpringHill Suites BWI Airport
Crown Plaza Beverly Hills								x
Crowne Plaza La Concha — Key West								x
Embassy Suites Houston							x	x
Embassy Suites West Palm Beach							x	x
Hilton Nassau Bay — Clear Lake							x	x
Hilton St. Petersburg Bayfront					x	x	x
Historic Inns of Annapolis							x	x
Radisson City Center — Indianapolis							x	x
Radisson Hotel Airport — Indianapolis							x	x
Radisson Milford					x	x	x	x
Radisson Plaza Downtown Fort Worth						x	x	x
Radisson Rockland							x	x
Sheraton Minneapolis West								x
Hilton Santa Fe							x	x
Courtyard Alpharetta
Courtyard Ft. Lauderdale Weston
Courtyard Irvine
Courtyard Overland Park
Courtyard Palm Desert
Courtyard Reagan Airport
Residence Inn Ann Arbor
Residence Inn Fairfax
Residence Inn Fishkill
Residence Inn Ft. Worth						x	x	x
Residence Inn Orlando
Residence Inn Palm Desert							x	x
Residence Inn Providence								x
Residence Inn Sacramento
Residence Inn Salt Lake City						x	x	x
Residence Inn San Diego Sorrento Mesa								x
Residence Inn Sea World
Residence Inn Tyler						x	x	x
Residence Inn Wilmington
SpringHill Suites Centreville
SpringHill Suites Charlotte
SpringHill Suites Gaithersburg
SpringHill Suites Raleigh Airport
TownePlace Suites Boston								x
TownePlace Suites Ft. Worth
TownePlace Suites Miami Airport
TownePlace Suites Miami Lakes
TownePlace Suites Mt. Laurel								x
TownePlace Suites Portland								x
TownePlace Suites Silicon Valley